Exhibit 99.1

Interleukin Genetics and Alticor Agree on Expansion of
Distribution Channels for Genetic Tests

Interleukin Genetics Plans to Continue Efforts to Out-license Intellectual Property

Waltham, MA – September 4, 2008 – Interleukin Genetics, Inc. (AMEX:ILI), and Access Business Group International LLC, a division of Alticor Inc., have reached an agreement that will increase access to all intellectual property related to genetic tests jointly developed by Interleukin Genetics and Access Business Group under their research agreements.  In turn, this will permit the expansion of Interleukin Genetics’ distribution network for such genetic tests.  Under the agreement, Access Business Group’s existing license to the Interleukin Genetics’ intellectual property will become non-exclusive.

Interleukin Genetics will have the right to brand, market, sell and distribute all genetic tests developed using its existing and future intellectual property, either itself or through additional third party licensees.  Access Business Group will continue to distribute the Heart Health and General Nutrition genetic tests under the Gensona® brand name.  The agreement will continue to allow Interleukin Genetics to have exclusive ownership of all inventions relating to genetic tests arising from research programs between the companies.

Lewis H. Bender, Chief Executive Officer at Interleukin Genetics, commented, “This is an excellent agreement for Interleukin Genetics as we now have the opportunity to aggressively pursue new partnerships for distribution of the tests and intellectual property created over the years with our partner, Access Business Group.  We are excited to continue our current efforts to out-license our intellectual property to companies in the biotechnology, molecular diagnostic, pharmaceutical, direct sales and consumer products areas.”

About Interleukin Genetics

Interleukin Genetics, Inc. (AMEX:ILI), is a genetics-focused personalized health company that develops preventive consumer products and genetic tests for sale to the emerging personalized health market.  Focused on the future of health and medicine, Interleukin Genetics uses its leading genetics research and scientific capabilities to develop and test innovative preventive and therapeutic products.  Interleukin Genetics currently offers an array of Nutraceuticals and OTCeuticals®, including Ginkoba®, Ginsana® and Venastat® which are sold at the nation’s largest food, drug and mass retailers, and has commercialized genetic tests for periodontal disease risk assessment, cardiovascular risk assessment, and general nutrition assessment.  Interleukin Genetics is headquartered in Waltham, MA.  For more information about Interleukin Genetics, its products and ongoing programs, please visit www.ilgenetics.com.

About Alticor and Access Business Group

Alticor (www.alticor.com) is the parent company of Amway Corp., Quixtar Inc., Access Business Group LLC and Alticor Corporate Enterprises. Headquartered in Ada, Michigan, USA, Alticor and its affiliates offer products, business opportunities, and product development, manufacturing and logistic services in more than 80 countries and territories worldwide. In its most recent financial year, the company reported worldwide sales of more than $7.1 billion. For further information, please contact Alticor’s media information line at 616-787-7565 or e-mail Alticor’s media relations staff at mediainfo@alticor.com.  Part of the Alticor family of companies, Access Business Group is a team of vertically integrated business-to-business experts.  Access Business Group provides product development, sourcing, manufacturing, printing, packaging and distribution.  Access Business Group offers expertise in nutrition, personal care, home care and beauty.

Certain statements contained herein are “forward-looking” statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of market acceptance of our products, the risk of technology and product obsolescence, delays in product development, the performance of our commercial partners, the availability of adequate capital, the actions of our competitors and other competitive risks, and those risks and uncertainties described in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other documents we file with, or furnish to, the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

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Contacts:
Media:	Investor Relations:
Lisa Rivero	Melanie Friedman
LaVoie Group	Stern Investor Relations
978-745-4200 x106	212-362-1200
lrivero@lavoiegroup.com	melanie@sternir.com
www.lavoiegroup.com